                                                                   Exhibit 10.7


                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 OF WESTCHESTER

                    SUPPLEMENTAL EXECUTIVES' RETIREMENT PLAN



                 AMENDED AND RESTATED AS OF ____________, 1998

                               TABLE OF CONTENTS

FOREWORD...........................................................  i

SECTION ONE........................................................  1
     DEFINITIONS...................................................  1
          1.1  "Beneficiary".......................................  1
                -----------
          1.2  "Board of Directors"................................  1
                ------------------
          1.3  "Chief Executive Officer"...........................  1
                -----------------------
          1.4  "Code"..............................................  1
                ----
          1.5  "Committee".........................................  1
                ---------
          1.6  "Discretionary Contributions".......................  1
                ---------------------------
          1.7  "Effective Date"....................................  2
                --------------
          1.8  "Employee"..........................................  2
                --------
          1.9  "Employer"..........................................  2
                --------
         1.10  "ERISA".............................................  2
                -----
         1.11  "ESOP"..............................................  2
                ----
         1.12  "Participant".......................................  2
                -----------
         1.13  "Plan"..............................................  2
                ----
         1.14  "Plan Year".........................................  2
                ---------
         1.15  "Retirement Plan"...................................  3
                ---------------
         1.16  "401(k) Plan".......................................  3
                -----------

SECTION TWO........................................................  3
     PARTICIPATION.................................................  3
          2.1  Designation to Participate..........................  3
               --------------------------
          2.2  Continuation of Participation.......................  3
               -----------------------------

SECTION THREE......................................................  3
     BENEFIT REQUIREMENTS AND PAYMENTS.............................  3
          3.1  Supplemental Retirement Plan Benefits...............  3
               -------------------------------------
          3.2  Supplemental 401(k) Plan Contributions..............  4
               --------------------------------------
          3.3  Supplemental ESOP Contributions.....................  5
               -------------------------------
          3.4  Incidents of Supplemental Retirement Payments.......  6
               ---------------------------------------------
          3.5  Form of Supplemental Retirement Payments............  6
               ----------------------------------------
          3.6  Form of Supplemental 401(k) Plan and ESOP Payments..  7
               --------------------------------------------------
          3.7  Payment of Certain Taxes............................  7
               ------------------------


SECTION FOUR.......................................................  8
     GENERAL MATTERS...............................................  8
          4.1   Benefits from General Assets.......................  8
                ----------------------------
          4.2   No Assignment......................................  8
                -------------
          4.3   Administrator of Plan..............................  8
                ---------------------
          4.4   Expenses of Plan...................................  9
                ----------------
          4.5   Amendment or Termination...........................  9
                ------------------------
          4.6   Limitation on Benefits and Payments................  9
                -----------------------------------
          4.7   Immediately Payable Lump Sum....................... 10
                ----------------------------
          4.8   Participation by Subsidiaries and Affiliates....... 10
                --------------------------------------------
          4.9   Claims Procedure................................... 11
                ----------------
          4.10  Limitation on Liability............................ 11
                -----------------------
          4.11  Agent for Service of Process....................... 12
                ----------------------------
          4.12  Delivery of Elections to Committee................. 12
                ----------------------------------
          4.13  Delivery of Notice to Participants................. 12
                ----------------------------------

SECTION FIVE....................................................... 13
     CONSTRUCTION OF THE PLAN...................................... 13
          5.1   Construction of the Plan........................... 13
                ------------------------
          5.2   Counterparts....................................... 13
                ------------

                                    FOREWORD


     First Federal Savings and Loan Association of Westchester adopted the First Federal Savings and Loan Association of Westchester Supplemental Executives' Retirement Plan (the "Plan") for the benefit of certain of its executives. The benefits provided under the Plan (as described below) are intended to constitute a deferred compensation plan for "a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974, as amended.


     The Plan is intended to provide Participants (as defined herein) and their surviving spouses, contingent pensioners and beneficiaries with the amount of:


     (a) Employer-provided pension benefits under the First Federal Savings and Loan Association of Westchester Retirement Plan ("Retirement Plan");


     (b) Employer-provided contributions under the First Federal Savings and Loan Association of Westchester Profit Sharing Plan ("401(k) Plan"); and


     (c) Employer-provided contributions under the First Federal Savings and Loan Association of Westchester Employee Stock Ownership Plan ("ESOP");

that these plans are not permitted to provide because of the limitations on benefits and allocations imposed by Section 415 of the Internal Revenue Code (the "Code"), the limitation on compensation that may be recognized under tax qualified plans imposed by Section 401 (a)(17) of the Code, the limitations on the amount of Section 401(k) elective deferrals imposed by Section 402(g) of the Code.

     Except to the extent otherwise indicated, and to the extent otherwise inappropriate, the provisions of the Retirement Plan, the 401(k) Plan and the ESOP hereby are incorporated by reference.

                                  SECTION ONE

                                  DEFINITIONS


     Where the following words and phrases appear in the Plan, they shall have the respective meaning as set forth below unless the context clearly indicates the contrary. Except to the extent otherwise indicated herein, and to the extent otherwise inappropriate in the context, the definitions contained in Section 1 of the Retirement Plan, Section 1 of the 401(k) Plan, and Section 2 of the ESOP are applicable under the Plan.


     1.1  "Beneficiary" means the person or persons designated by the
           -----------
Participant under the Retirement Plan, 401(k) Plan and ESOP (as is applicable) to receive benefits in the event of the Participant's death.


     1.2  "Board of Directors" means the Board of Directors of First Federal
           ------------------
Savings and Loan Association of Westchester.


     1.3  "Chief Executive Officer" means the Chief Executive Officer of the
           -----------------------
Employer.


     1.4  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.


     1.5  "Committee" means the Compensation Committee of the Board of
           ---------
Directors.


     1.6  "Discretionary Contributions" means cash or deferred contributions
           ---------------------------
under the terms of the 401(k) Plan.

     1.7   "Effective Date" means February 14, 1995.
            --------------


     1.8   "Employee" means an employee of the Employer on whose behalf benefits
            --------
are payable under the Retirement Plan, the 401(k) Plan, or the ESOP.


     1.9   "Employer" means First Federal Savings and Loan Association of
            --------
Westchester with respect to its employees, and any successors by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Employer adopts the Plan, it shall be deemed the Employer with respect to its employees.


     1.10  "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.


     1.11  "ESOP" means the First Federal Savings and Loan Association of
            ----
Westchester Employee Stock Ownership Plan, as in effect from time to time.


     1.12  "Participant" means an Employee who has been designated for
            -----------
participation in this Plan pursuant to Section 2. 1.


     1.13  "Plan" means this, the First Federal Savings and Loan Association of
            ----
Westchester Supplemental Executives' Retirement Plan, as set forth herein and as may be amended from time to time.


     1.14  "Plan Year" means the period from January 1, 1995 through
            ---------
December 31, 1995, and each calendar year thereafter.

     1.15      "Retirement Plan" means the First Federal Savings Association of
                ---------------
Westchester Retirement Plan, as amended from time to time.


     1.16      "401(k) Plan" means the First Federal Savings and Loan
                -----------
Association of Westchester Profit Sharing Plan, as amended from time to time.


                                  SECTION TWO

                                 PARTICIPATION


2.1  Designation to Participate
     --------------------------


     Upon the designation of the Chief Executive Officer, and subject to the approval of the Committee, Employees may become Participants at any time during the Plan Year.


2.2  Continuation of Participation
     -----------------------------


     An Employee who has become a Participant shall remain a Participant so long as benefits are payable to or with respect to such Participant under the Plan.


                                 SECTION THREE

                       BENEFIT REQUIREMENTS AND PAYMENTS


3.1  Supplemental Retirement Plan Benefits
     -------------------------------------


     A Participant whose benefits under the Retirement Plan are limited by the application of Sections 401(a)(1)(17) or 415 of the Code shall be entitled to receive a monthly benefit from this Plan equal to the excess, if any, of:


     (a) the retirement income that would have been payable to or with respect to the

          Participant under the Retirement Plan had: (i) the limitations of Section 415 of the Code imposed on benefits under the Retirement Plan not been applicable, and (ii) the limitations imposed by Section 401(a)(17) of the Code on the amount of the Participant's earnings that may be included in the term "Compensation" under the Retirement Plan, not been applicable, over


     (b) the retirement income payable to or with respect to the Participant under the Retirement Plan.


3.2  Supplemental 401(k) Plan Contributions
     --------------------------------------


     A Participant whose Matching Employer Contributions or Discretionary Contributions under the 401(k) Plan are limited by the application of Sections 401(a)(17), 402(g), or 415 of the Code shall be entitled to receive the excess, if any, of:


     (a) the amount of Matching Employer Contributions and/or Discretionary Contributions which would have been made on behalf of a Participant pursuant to the 401(k) Plan had (i) the limitations of Section 415 of the Code imposed on allocations under the 401(k) Plan not been applicable, (ii) the limitations imposed by Section 401(a)(17) of the Code on the amount of the Participant's compensation that may be included in the term Compensation under the 401(k) Plan, not been applicable; and (iii) the limitation on the amount of Section 401(k) elective deferrals imposed by Section 402(g) of the Code, not been applicable, over


     (b) the amount of Matching Employer Contributions and Discretionary Contributions actually made on behalf of the Participant to the 401(k) Plan; plus

     (c)  Deemed earnings on such excess. Deemed earnings for purposes of this
          Section 3.2 shall be earnings at the rate of investment return under the [name fund] (as annualized) under the 401(k) Plan for the appropriate period.



     A bookkeeping account shall be maintained for each affected Participant to record the amount of such Matching Employer Contributions and/or Discretionary Contributions.


3.3  Supplemental ESOP Contributions
     -------------------------------


     A Participant whose Employers' contributions allocated under the ESOP are limited by the application of Sections 415 or 401(a)(17) of the Code shall be entitled to receive the excess, if any, of:


     (a) the amount of Employers' Contributions which would have been made on behalf of a Participant pursuant to Section 4 of the ESOP had the limitations imposed by Sections 415 and 401(a)(17) of the Code on (i) the amount of the annual additions that may be made to the Account of the Participant and (ii) the amount of the Participant's compensation that may be included in the term "Compensation" under the ESOP, not been applicable; over


     (b) the amount of Employers' Contributions actually made on behalf of the Participant to the ESOP; plus


     (c) "Deemed earnings" on such excess. "Deemed earnings" for purposes of this Section 3.3 shall be the increase in value of the Stock (including any dividends) under the ESOP had such contributions actually been allocated to the Participant in the form of Stock.

     A bookkeeping account shall be maintained for each affected Participant to record the amount of Employers' Contributions.


3.3.1  Limitation on Benefits
       ----------------------


       Effective February 14, 1995, the total benefits provided in paragraphs 3.1, 3.2 and 3.3 will be limited to $60,000 in 1995 and $48,000 in Plan Years thereafter. The annual allocation to each Executive will first include the necessary amount due for the benefit provided in paragraph 3.1. The remainder of total annual benefits will be allocated proportionately based upon the calculation of the combined amounts due for benefits provided under paragraphs
3.2 and 3.3. A bookkeeping account for each affected Participant will be maintained to record the actual amounts due.


3.4    Incidents of Supplemental Retirement Payments
       ---------------------------------------------


       Retirement benefits under this Section 3 shall include all incidents in which payment is made from the Retirement Plan, including but not limited to:


       (a) Retirement whether normal, early, or late;

       (b)  Disability;

       (c)  Death; or

       (d)  Termination of employment.


3.5    Form of Supplemental Retirement Payments
       ----------------------------------------

       A Participant's Supplemental Retirement Payments ("SRP") under this Plan shall be paid to or with respect to the Participant in the same form and at the same time as the Participant's retirement benefits under the Retirement Plan. SRP under this Plan shall cease coincident with the cessation of the payment of benefits to the Participant, Surviving Spouse, contingent annuitant, or his or her Beneficiary under the Retirement Plan. To the extent that no benefits are payable to the Participant under the Retirement Plan, SRP payable under this Plan shall commence and cease as if they were payable under the Retirement Plan and the Participant had satisfied all vesting provisions of the Retirement Plan. However notwithstanding the preceding, in the event of a Change in Control, the SRP may, in the discretion of the Board, be paid out in a lump sum, such lump sum payment to equal an actuarially equal present value of payments anticipated to be otherwise made. For purposes of this Section "Change in Control" is to be defined and interpreted identically as such term is defined in the Employment Agreement between the Participant and Westco Bancorp, Inc., as amended from time to time.


3.6    Form of Supplemental 401(k) Plan and ESOP Payments
       --------------------------------------------------

       Matching Employer Contributions, Discretionary Contributions, and Employers' Contributions (including deemed earnings) payable to or with respect to a Participant shall be paid in a lump sum in cash or, if so elected by the Participant with respect to the Supplemental ESOP benefit in the form of whole shares of Stock equal to such value, directly to such Participant, or to his or her Surviving Spouse or Beneficiary, as applicable, at the same time as the distribution of the Participant's Accounts under the 401(k) Plan or the ESOP, as is applicable.

                                  SECTION FOUR

                                GENERAL MATTERS


4.1  Benefits from General Assets
     ----------------------------


     Benefits under the Plan will be paid from the general assets of the Employer. in the event that the Employer shall decide to establish an advance accrual reserve on its books against the future expense of benefit payments or contributions, or establish a "grantor trust" (within the meaning of Sections 671 through 679 of the Code), such reserve or grantor trust shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Employer, subject to claims of the Employer's creditors.


     Neither a Participant nor his or her Beneficiary will have any interest in any specific asset of the Employer as a result of the Plan.


4.2  No Assignment
     -------------


     Benefits payable under the Plan will not be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by a Participant, Surviving Spouse, contingent annuitant or Beneficiary.


4.3  Administrator of Plan
     ---------------------


     The Committee shall be the "administrator" of the Plan within the meaning of ERISA, and, as such, shall be vested with the general administration of the Plan including the exclusive right to interpret the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Employer and all persons having or claiming to have any right or Interest in or under the Plan.

4.4  Expenses of Plan
     ----------------

     All expenses of the Plan will be paid by the Employer.


4.5  Amendment or Termination
     ------------------------


     The Plan may be amended or terminated at any time by the Board of Directors. However, no amendment or termination of the Plan may have a material adverse impact upon the accrued and future rights of anyone participating in the Plan as of the amendment or termination date, unless he or she consents to such amendment in writing.


4.6  Limitation on Benefits and Payments
     -----------------------------------


     Subject to the provisions of Section 4.7:


     (a) A Person entitled to retirement benefits pursuant to Section 3.1 shall have a claim upon the Employer only to the extent of the monthly payments, if any, due up to and including the then current month and shall not have a claim against the Employer for any subsequent monthly payment unless and until such payment shall become due and payable.


     (b) A person entitled to Matching Employer Contributions, Discretionary Contributions, and/or Employers' Contributions pursuant to Sections
          3.2 and/or 3.3 shall have a claim upon the Employer only to the extent of the account maintained thereunder, and the amount of such account shall be paid to the Participant or beneficiary in cash at the same time as the distribution of the Participant's account under the 401(k) Plan or ESOP, as is applicable.

4.7  Immediately Payable Lump Sum
     ----------------------------


     Notwithstanding any other provision hereof, there shall become immediately due and payable to or with respect to a Participant a lump sum equal to the account maintained pursuant to Sections 3.2 and 3.3 plus the present actuarial value (determined as provided below) of the Participant's retirement benefits pursuant to Section 3.1 if.


     (a)  the Employer makes a general assignment for the benefit of creditors;


     (b) the Employer is deemed insolvent by the federal regulatory agency responsible for its supervision


     (c)  a receiver or trustee in insolvency is appointed for the Employer.


     In addition, in the event of any such proceeding by or against the Employer under the Bankruptcy Act, or any such assignment, a Participant, a contingent annuitant, a Surviving Spouse or Beneficiary shall be entitled to prove a claim for any unpaid portion of the benefit provided under hereunder and, if the claim is not discharged in full in any such proceeding, or assignment, it will survive any discharge of the Employer under any such proceeding or assignment.


     The present actuarial value of retirement benefits under the Plan shall be calculated on the same basis as lump sums are determined under the Retirement Plan.


4.8  Participation by Subsidiaries and Affiliates
     --------------------------------------------

     If any employer is now or hereafter becomes a subsidiary or affiliated company of the Employer and its employees participate in the Retirement Plan, the 401(k) Plan, or the ESOP, the Board of Directors may authorize such subsidiary or affiliated company to participate in this Plan upon appropriate action by such employer necessary to adopt the Plan.

4.9    Claims Procedure
       ----------------


       In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review by the Committee of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. Within 60 days after the later of its receipt of the request for review or the request to submit additional written material, the Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within 90 days after the mailing or delivery to him or her by the Committee of its determination, that the claimant intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceedings within 180 days after such mailing or delivery.


4. 10  Limitation on Liability
       -----------------------


       The Committee shall not be liable for any act or omission on its part, excepting only its own willful misconduct or gross negligence or except as otherwise expressly provided by applicable law. To the extent permitted by applicable law, and not otherwise covered by insurance, First Federal Savings and Loan Association of Westchester shall indemnify and hold harmless the Committee members against any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by Participants or their Beneficiaries, or by any other person, corporation, entity, government or agency thereof, provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors, at the expense of the First Federal Savings and Loan Association of Westchester, may settle such claim or demand asserted. or suit or proceedings brought, against the Committee when such settlement appears to be in the best interest of the First Federal Savings and Loan Association of Westchester.


4.11   Agent for Service of Process
       ----------------------------


       The Committee or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.


4.12   Delivery of Elections to Committee
       ----------------------------------


       All elections, designations, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the appropriate form, shall be mailed by first-class mail or delivered to such address as shall be specified by such Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by such Committee at such location.


4.13   Delivery of Notice to Participants
       ----------------------------------


       All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any Officer, Participant, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee.

                                  SECTION FIVE

                            CONSTRUCTION OF THE PLAN


5.1   Construction of the Plan
      ------------------------


      The provisions of this Plan shall be construed, regulated, and administered according to the laws of the State of Illinois.


5.2   Counterparts
      ------------


      This Plan has been established by the Employers in accordance with the resolutions adopted by the Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.


      IN WITNESS WHEREOF, and as evidence of the restatement and amendment of the Plan originally adopted by the Employer on February 14, 1995, it has caused the same to be signed by its Officer duly authorized, and its corporate seal to be affixed this __ day of ____________, 1998.


ATTEST: First Federal Savings and Loan Association of Westchester

                              By:
-------------------------        ---------------------------------------
                                  David C. Burba, President